Exhibit 16.1

March 18, 2016

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Gala Global Inc.

Commission File No. 333-172744

We have read the statements that we understand Gala Global Inc will be included under Item 4.01 of the Form 8-K report dated February 25, 2016 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado